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                                                                     EXHIBIT 5.2


          [ LETTERHEAD OF BALLARD SPAHR ANDREWS & INGERSOLL, LLP ]




                               ____________, 1998



Presidio Golf Trust
Building 106, Montgomery Street
Presidio Main Post, P.O. Box 29355
San Francisco, California  94129


     Re:  Registration Statement on Form S-11


Ladies and Gentlemen:

     We have served as Maryland counsel to Presidio Golf Trust, a Maryland real estate investment trust (the "Company"), in connection with certain matters of Maryland law arising out of the registration of up to 7,521,000 shares of beneficial interest, $.01 par value per share, of the Company (the "Common Shares")(including an option to purchase up to an additional 981,000 Common Shares), covered by the above-referenced Registration Statement, and all amendments thereto (the "Registration Statement"), under the Securities Act of 1933, as amended (the "1933 Act"). Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to them in the Registration Statement.

     In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the "Documents"):

     1. The Registration Statement and the related form of prospectus included therein in the form in which it was transmitted to the Securities and Exchange Commission under the 1933 Act;

     2. The Amended and Restated Declaration of Trust (the "Declaration") of the Company, certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the "SDAT");


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Presidio Golf Trust
_____________, 1998
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     3.  The Amended and Restated Bylaws of the Company, certified as of a recent date by an officer of the Company;

     4. Resolutions adopted by the Board of Trustees of the Company relating to the sale, issuance and registration of the Common Shares (the "Resolutions"), certified as of a recent date by an officer of the Company;

     5. The form of certificate representing a Common Share, certified as of a recent date by an officer of the Company;

     6. A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

     7. A certificate executed by an officer of the Company, dated as of the date hereof; and

     8. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth in this letter, subject to the assumptions, limitations and qualifications stated herein.

     In expressing the opinion set forth below, we have assumed, and so far as is known to us there are no facts inconsistent with, the following:

     1. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party's obligations set forth therein are legal, valid and binding.

     2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

     3. Each individual executing any of the Documents, whether on behalf of such individual or any other person, is legally competent to do so.

     4. All Documents submitted to us as originals are authentic. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All statements and information contained in the Documents are true and


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Presidio Golf Trust
_____________, 1998
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complete.  There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or conduct of the parties or otherwise.

     The phrase "known to us" is limited to the actual knowledge, without independent inquiry, of the lawyers at our firm who have performed legal services in connection with the issuance of this opinion.

     Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

     1. The Company is a real estate investment trust duly formed and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

     2. The Common Shares have been duly authorized and, when issued, sold and delivered against payment therefor in the manner described in the Registration Statement and the Underwriting Agreement to be entered into among the Company and several Underwriters and in accordance with the Declaration and the Resolutions authorizing the issuance of the Common Shares, will be validly issued, fully paid and nonassessable.

     The foregoing opinion is limited to the substantive laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to compliance with the securities (or "blue sky") laws or the real estate syndication laws of the State of Maryland.

     We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

     This opinion is being furnished to you for submission to the Securities and Exchange Commission as an exhibit to the Registration Statement and, accordingly, may not be relied upon by, quoted in any manner to, or delivered to any other person or entity (other than Rudnick & Wolfe, counsel to the Company) without, in each instance, our prior written consent.



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Presidio Golf Trust
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     We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

                                                Very truly yours,